                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of report February 28, 1998


                               ARIS CORPORATION
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

        Washington                          0-22649                       91-1497147
-------------------------------     ------------------------     ---------------------------------
(State or Other Jurisdiction of     (Commission File Number)     (IRS Employer Identification No.)
      Incorporation)

         6720 Fort Dent Way, Suite 250, Seattle, Washington 98188-2555
         -------------------------------------------------------------
               (Address of Principal Executive Offices)     (Zip Code)

                                (206) 433-2081
              --------------------------------------------------
              Registrant's telephone number, including area code

                                     NONE
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


                                                      Page 1 of 4
                                                      Exhibit Index is at Page 5

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS; and

ITEM 9.   SALES OF EQUITY SECURITIES PURUSANT TO REGULATION S.

     Agreement for Purchase and Sale of the Entire Share Capital of Barefoot Computer Training Limited. On February 28, 1998, ARIS Corporation ("ARIS") acquired all of the outstanding share capital of Barefoot Computer Training Limited ("Barefoot") pursuant to an Agreement dated February 28, 1998 (the "Agreement") for the purchase and sale of the entire share capital (the "Acquisition") of Barefoot by and among ARIS, Robin Nessim Smouha Adda and the shareholders of Barefoot. In connection with the Acquisition, ARIS issued 278,611 shares of restricted ARIS common stock, no par value per share ("Restricted ARIS Stock") in exchange for all of the issued and outstanding shares of Barefoot. Although the Restricted ARIS Stock issued in connection with the Acquisition will not be registered, the selling shareholders of Barefoot have been granted registration rights under the terms of a registration rights agreement.

     The issuance of the Restricted ARIS Stock in connection with the Acquisition was exempt from registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"). All 278,611 shares were issued pursuant Regulation S of the Act ("Regulation S"). In connection with the issuance of the Restricted ARIS Stock, all Barefoot shareholders (collectively, the "Sellers") were required to execute an Investment and Pooling Letter with regard to Regulation S. Each Seller that was issued Restricted ARIS Stock was required to represent and warrant, among other things, that he, she or it was not a "U.S. Person" as defined by Regulation S, was not acquiring the Restricted ARIS Stock for the account or benefit of any U.S. Person and that at all times relevant to the transaction, such Seller has been outside of the United States. In addition, "Offering Restrictions" as defined by Regulation S were implemented.

     In connection with the Acquisition, 27,861 shares of Restricted ARIS Stock issued to certain of the Sellers are being held in escrow until February 28, 1999 to cover any reimbursable claims under the Agreement and related agreements.

     The terms of the Agreement and registration rights agreement were determined on the basis of arm's-length negotiations. Prior to execution of the Agreement, neither ARIS nor any of its affiliates nor any director or officer of ARIS or any associate of any such director or officer, had any material relationship with Barefoot. The terms of the Acquisition are more fully described in the Agreement, the Registration Rights Agreement and the Escrow Agreement, copies of which are filed as Exhibits 2.1, 2.2 and 2.3, respectively to this Report. Subject to a pending independent valuation, the total consideration given by ARIS in exchange for the shares of Barefoot is $5,900,000.

     All assets of Barefoot acquired in the Acquisition are utilized in its information technology consulting and training business and will be utilized in the same business of ARIS. The Acquisition will be accounted for using the pooling of interests method of accounting.

     The foregoing descriptions are qualified in their entirety by reference to the full text of the Agreement which is filed as an Exhibit hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.  Not Applicable.

     (b)  Pro Forma Financial Information.  Not Applicable.

     (c)  Exhibits.

           2.1 Agreement for the purchase and sale of the entire share capital of Barefoot Computer Training Limited dated February 28, 1998 by and among, ARIS Corporation, Robin Nessim Smouha Adda and the shareholders of Barefoot Computer Training Limited.

           2.2 Registration Rights Agreement dated as of February 28, 1998 by and among ARIS Corporation and the Persons listed on the signature pages to the Registration Rights Agreement.

           2.3 Escrow Agreement dated March 2, 1998 by and among ARIS Corporation, Coutts & Co, the Persons listed on the signature pages to the Escrow Agreement and Robin Nessim Smouha Adda.

          99.1  Press release issued by ARIS Corporation on March 2, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ARIS CORPORATION


                                            By: /s/ Thomas W. Averill
                                                -----------------------------
                                                Thomas W. Averill
                                                Vice President of Finance and
                                                Chief Financial Officer

Dated:  March 12, 1998


                                 EXHIBIT INDEX

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

Exhibit No.                        Description
-----------                        -----------
    2.1       Agreement for the purchase and sale of the entire share capital of Barefoot Computer Training Limited dated February 28, 1998 by and among, ARIS Corporation, Robin Nessim Smouha Adda and the shareholders of Barefoot Computer Training Limited.

    2.2 Registration Rights Agreement dated as of February 28, 1998 by and among ARIS Corporation and the Persons listed on the signature pages to the Registration Rights Agreement.

    2.3       Escrow Agreement dated March 2, 1998 by and among ARIS
              Corporation, Coutts & Co, the Persons listed on the signature pages to the Escrow Agreement and Robin Nessim Smouha Adda.

   99.1       Press release issued by ARIS Corporation on March 2, 1998.


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